Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cinedigm Corp. on Form S-8 to be filed on or about September 29, 2017 of our report dated June 29, 2017, on our audits of the consolidated financial statements as of March 31, 2017 and 2016 and for each of the years in the two-year period ended March 31, 2017, which report was included in the Annual Report on Form 10-K filed June 29, 2017.

/s/ EISNERAMPER LLP

New York, New York

September 29, 2017